Exhibit 99.1
agilon health Reports Second Quarter 2023 Results
Revenue increased 71% to $1.15 billion, Medicare Advantage membership increased 57% to 408,900, and total members live on the agilon platform grew to 495,900
Durability of agilon partnership model driving continued gains in profitability across Medicare Advantage and ACO REACH, inclusive of higher membership
Updating outlook for 2023 and setting a strong foundation for 2024
AUSTIN, T.X., August 3, 2023 – agilon health, inc. (NYSE: AGL), the trusted partner empowering physicians to transform health care in our communities, announced results for the second quarter ended June 30, 2023.
“The durability and predictability of our partnership model enabled agilon to deliver strong performance during the second quarter and first half of 2023,” said Steve Sell, chief executive officer. “Our execution this year establishes a strong foundation for success in 2024 and beyond, benefiting our physician partners, their patients, and the communities we serve.”
Second Quarter 2023 Results:
•Total members live on the agilon platform increased to 495,900 as of June 30, 2023, including 408,900 Medicare Advantage members and 87,000 ACO REACH beneficiaries. Medicare Advantage membership increased 57%, with 9% growth in same geographies.
•Total revenue of $1.15 billion increased 71% during the second quarter 2023 compared to $670 million in the second quarter 2022. Gross Profit of $57 million in the second quarter 2023, compared to $34 million in the second quarter 2022. Net loss of $17 million in the second quarter 2023, compared to a net loss of $21 million in second quarter 2022.
•Medical Margin of $138 million increased 69% during the second quarter 2023 compared to $82 million in the second quarter 2022. Medical Margin for the second quarter 2023 included a negative $7 million net impact from prior year claims and revenue, consisting of $16 million in prior year claims and $9 million in prior year revenue.
•Adjusted EBITDA of $10 million in the second quarter 2023 compared to an Adjusted EBITDA loss of $3 million in the second quarter 2022. Adjusted EBITDA included $19 million in geography entry costs in the second quarter 2023, compared to $10 million in the second quarter 2022. ACO REACH contributed $11 million to Adjusted EBITDA during the second quarter 2023, compared to $6 million in the second quarter 2022.

Key Financial and Operating Metrics:

	Three Months Ended June 30,		Change
	2023	2022	% YoY
Medicare Advantage Members	408,900	261,200	57%
ACO REACH Members	87,000	90,500	(4%)
Total Members Live on Platform	495,900	351,700	41%
Avg. Medicare Advantage Members	409,700	265,400	54%
Total revenues ($M)	$1,149	$670	71%
Gross Profit ($M)	$57	$34	69%
Medical Margin ($M)	$138	$82	69%
Net Income ($M)	($17)	($21)	19%
Adjusted EBITDA ($M)	$10	($3)	NM
Geography Entry Costs ($M)	$19	$10	87%
Membership reflects end of period results, unless otherwise stated. agilon’s partnered ACO REACH entities are not consolidated within its financial results.
Class of 2024 New Partnership Announcements:
Center for Primary Care (CPC) and agilon health announced the formation of a long-term partnership on May 31, 2023. CPC is an independent primary care practice operating 8 locations in the Central Savannah River Area, which includes communities in Eastern Georgia and Western South Carolina.
Capital Position and Balance Sheet:
agilon health’s balance sheet as of June 30, 2023 included cash, cash equivalents and marketable securities of $590 million and total debt of $41 million. On May 18, 2023, in connection with an underwritten secondary offering by certain selling shareholders, agilon health repurchased 9.6 million shares of common stock for approximately $200 million.
Outlook for Fiscal Year 2023:

	Year Ended December 31, 2023
	Updated Guidance		Previous Guidance
	Low	High	Low	High
Medicare Advantage Members	412,000	415,000	405,000	410,000
ACO REACH Members	85,000	90,000	85,000	90,000
Total Members Live on Platform	497,000	505,000	490,000	500,000
Avg. Medicare Advantage Members	409,000	410,000	405,000	407,000
Total Revenues ($M)	$4,525	$4,540	$4,410	$4,440
Medical Margin ($M)	$500	$530	$535	$560
Adjusted EBITDA ($M)	$0	$23	($3)	$25
Geography Entry Costs ($M)	$75	$68	$78	$65

Outlook for Third Quarter 2023:

	Quarter Ended September 30, 2023
	Low	High
Medicare Advantage Members	410,000	413,000
ACO REACH Members	85,000	90,000
Total Members Live on Platform	495,000	503,000
Avg. Medicare Advantage Members	413,000	416,000
Total Revenues ($M)	$1,130	$1,140
Medical Margin ($M)	$110	$125
Adjusted EBITDA ($M)	($8)	$0
Geography Entry Costs ($M)	$22	$20
Adjusted EBITDA contribution from ACO REACH is now expected in a range of $30 million to $35 million for fiscal year 2023. Management’s previous outlook for Adjusted EBITDA contribution from ACO REACH was $5 million to $10 million for fiscal year 2023.
Membership reflects management’s outlook for end of period, unless otherwise stated. agilon’s partnered ACO REACH entities are not consolidated within its financial results. Management’s outlook for Geography Entry Costs represent the corresponding expense included in the low-end and high-end of management’s outlook for Adjusted EBITDA.
We have not reconciled guidance for Medical Margin to Gross Profit or Adjusted EBITDA to net income (loss), the most comparable GAAP measures, and have not provided forward-looking guidance for net income (loss) in each case because of the uncertainty around certain items that may impact Gross Profit or net income (loss), including non-cash stock-based compensation.
Webcast and Conference Call:
agilon health will host a conference call to discuss second quarter 2023 results on Thursday, August 3, 2023, at 4:30 PM Eastern Time. The conference call can be accessed by dialing (833) 470-1428 for U.S. participants and +44 (208) 068-2558 for international participants and referencing participant code 946264. A simultaneous webcast can be accessed by visiting the “Events & Presentations” section of agilon’s Investor Relations website at https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.
About agilon health
agilon health is the trusted partner empowering physicians to transform health care in our communities. Through our partnerships and purpose-built platform, agilon is accelerating at scale how physician groups transition to a value-based Total Care Model for senior patients. agilon provides the technology, people, capital, process, and access to a peer network of 2,700+ PCPs that allow physician groups to maintain their independence and focus on the total health of their most vulnerable patients. Together, agilon and its physician partners are creating the healthcare system we need – one built on the value of care, not the volume of fees. The result: healthier communities and empowered doctors. agilon is the trusted partner in 30+ diverse communities and is here to help more of our nation's leading physician groups and health systems have a sustained, thriving future. For more information visit www.agilonhealth.com and connect with us on Twitter, Instagram, LinkedIn and YouTube.

Forward-Looking Statements
Statements in this release that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Examples of forward-looking statements include, among other things: statements regarding timing, outcomes and other details relating to current, pending or contemplated new markets, growth opportunities, ability to deliver sustainable long-term value, business environment, long-term opportunities and strategic growth plans, expected revenue and net income, total and average membership, Adjusted EBITDA, Medical Margin, geography entry costs and other financial projections and assumptions. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to, those factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which can be found at the SEC’s website at www.sec.gov. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.
Consolidated Balance Sheets
In thousands, except per share data

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$190,981	$497,070
Restricted cash and equivalents	10,204	10,610
Marketable securities	389,046	411,901
Receivables, net	1,417,052	497,574
Prepaid expenses and other current assets, net	37,560	34,119
Total current assets	2,044,843	1,451,274
Property and equipment, net	24,407	20,050
Intangible assets, net	94,185	67,680
Goodwill	62,140	41,540
Other assets, net	127,346	116,924
Total assets	$2,352,921	$1,697,468
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$1,099,533	$346,727
Accounts payable and accrued expenses	257,819	183,364
Current portion of long-term debt	5,000	5,000
Total current liabilities	1,362,352	535,091
Long-term debt, net of current portion	36,017	38,482
Other liabilities	75,106	83,286
Total liabilities	1,473,475	656,859

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 shares authorized; 405,427 and 412,385 shares issued and outstanding, respectively	4,054	4,124
Additional paid-in capital	1,947,438	2,106,886
Accumulated deficit	(1,064,957)	(1,064,230)
Accumulated other comprehensive income (loss)	(6,369)	(5,560)
Total agilon health, inc. stockholders' equity (deficit)	880,166	1,041,220
Noncontrolling interests	(720)	(611)
Total stockholders’ equity (deficit)	879,446	1,040,609
Total liabilities and stockholders’ equity (deficit)	$2,352,921	$1,697,468

agilon health, inc.
Consolidated Statements of Operations
In thousands, except per share data
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues:
Medical services revenue	$1,147,044	$669,184	$2,281,874	$1,321,607
Other operating revenue	2,008	950	3,325	1,972
Total revenues	1,149,052	670,134	2,285,199	1,323,579
Expenses:
Medical services expense	1,008,734	587,140	1,981,561	1,153,348
Other medical expenses	83,125	49,080	169,149	93,853
General and administrative (including noncash stock-based compensation expense of $19,572, $6,553, $33,244 and $10,523, respectively)	81,499	51,924	148,345	91,758
Depreciation and amortization	5,515	3,042	9,704	6,415
Total expenses	1,178,873	691,186	2,308,759	1,345,374
Income (loss) from operations	(29,821)	(21,052)	(23,560)	(21,795)
Other income (expense):
Other income (expense), net	15,687	6,997	25,159	9,266
Gain (loss) on lease terminations	—	(5,458)	—	(5,458)
Interest expense	(1,588)	(945)	(3,121)	(1,816)
Income (loss) before income taxes	(15,722)	(20,458)	(1,522)	(19,803)
Income tax benefit (expense)	(1,073)	(580)	686	(509)
Income (loss) from continuing operations	(16,795)	(21,038)	(836)	(20,312)
Discontinued operations:
Income (loss) before income taxes	—	321	—	750
Income tax benefit (expense)	—	(14)	—	(14)
Total discontinued operations	—	307	—	736
Net income (loss)	(16,795)	(20,731)	(836)	(19,576)
Noncontrolling interests’ share in (earnings) loss	46	82	109	157
Net income (loss) attributable to common shares	$(16,749)	$(20,649)	$(727)	$(19,419)

Net income (loss) per common share, basic and diluted
Continuing operations	$(0.04)	$(0.05)	$—	$(0.05)
Discontinued operations	$—	$—	$—	$—
Weighted average shares outstanding
Basic	410,338	407,339	411,748	404,666
Diluted	410,338	407,339	411,748	404,666

agilon health, inc.
Consolidated Statements of Cash Flows
In thousands
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(836)	$(19,576)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	9,704	6,415
Stock-based compensation expense	33,244	10,523
Loss (income) from equity method investments	(9,848)	(7,787)
Other noncash items	(2,322)	3,497
Changes in operating assets and liabilities	(111,957)	(76,568)
Net cash provided by (used in) operating activities	(82,015)	(83,496)
Cash flows from investing activities:
Purchase of property and equipment, net	(7,811)	(8,504)
Purchase of intangible assets	(1,837)	(12,168)
Investment in loans receivable and other	(8,468)	(4,510)
Investments in marketable securities	(65,568)	(285,077)
Proceeds from maturities and sales of marketable securities and other	97,269	4,279
Net cash paid in business combination	(44,367)	—
Proceeds from sale of business and property, net of cash divested	—	500
Net cash provided by (used in) investing activities	(30,782)	(305,480)
Cash flows from financing activities:
Proceeds from equity issuances, net	8,802	20,315
Common stock repurchase	(200,000)	—
Repayments of long-term debt	(2,500)	(2,500)
Net cash provided by (used in) financing activities	(193,698)	17,815
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	(306,495)	(371,161)
Cash, cash equivalents and restricted cash and equivalents, beginning of period	507,680	1,054,820
Cash, cash equivalents and restricted cash and equivalents, end of period	$201,185	$683,659

agilon health, inc.
Key Operating Metrics
In thousands
(unaudited)
GROSS PROFIT

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total revenues	$1,149,052	$670,134	$2,285,199	$1,323,579
Medical services expense	(1,008,734)	(587,140)	(1,981,561)	(1,153,348)
Other medical expenses(1)	(83,125)	(49,080)	(169,149)	(93,853)
Gross profit	$57,193	$33,914	$134,489	$76,378
______________________________________________________________
(1)Represents physician compensation expense related to surplus sharing and other care management expenses that help to create medical cost efficiency. Includes costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended June 30, 2023 and 2022, costs incurred in implementing geographies were $7.7 million and $3.6 million, respectively. For the six months ended June 30, 2023 and 2022, costs incurred in implementing geographies were $10.0 million and $3.7 million, respectively.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Platform support costs	$46,869	$36,291	$94,547	$70,104
Geography entry costs(1)	11,306	6,618	20,556	10,422
Severance and related costs	—	256	188	1,958
Stock-based compensation expense	19,572	6,553	33,244	10,523
Other(2)	3,752	2,206	(190)	(1,249)
General and administrative	$81,499	$51,924	$148,345	$91,758
______________________________________________________________
(1)Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets.
(2)Includes interest income, non-cash accruals for unasserted claims and contingent liabilities, and transaction-related costs..
Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance and legal functions.

agilon health, inc.
Non-GAAP Financial Measures
In thousands
(unaudited)
MEDICAL MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gross profit(1)	$57,193	$33,914	$134,489	$76,378
Other operating revenue	(2,008)	(950)	(3,325)	(1,972)
Other medical expenses	83,125	49,080	169,149	93,853
Medical margin	$138,310	$82,044	$300,313	$168,259
______________________________________________________________
(1)Gross profit is defined as total revenues less medical services expense and other medical expenses.
ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)(1)	$(16,795)	$(20,731)	$(836)	$(19,576)
(Income) loss from discontinued operations, net of income taxes	—	(307)	—	(736)
Interest expense	1,588	945	3,121	1,816
Income tax expense (benefit)	1,073	580	(686)	509
Depreciation and amortization	5,515	3,042	9,704	6,415
(Gain) loss on lease terminations	—	5,458	—	5,458
Severance and related costs(2)	—	256	188	1,958
Stock-based compensation expense	19,572	6,553	33,244	10,523
EBITDA adjustments related to equity method investments	2,757	492	4,724	1,663
Other(3)	(3,451)	1,033	(15,340)	(2,664)
Adjusted EBITDA(3)	$10,259	$(2,679)	$34,119	$5,366
______________________________________________________________
(1)Includes direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended June 30, 2023 and 2022, (i) $7.7 million and $3.6 million, respectively, are included in other medical expenses and (ii) $11.3 million and $6.6 million, respectively, are included in general and administrative expenses. For the six months ended June 30, 2023 and 2022, (i) $10.0 million and $3.7 million, respectively, are included in other medical expenses and (ii) $20.6 million and $10.4 million, respectively, are included in general and administrative expenses.
(2)For the three and six months ended June 30, 2022, includes taxes and related costs on stock option exercises for departed executives of $0.2 million and $1.4 million.
(3)Includes interest income, non-cash accruals for unasserted claims and contingent liabilities, and transaction-related costs.

In addition to providing results that are determined in accordance with GAAP, we present medical margin and Adjusted EBITDA, which are non-GAAP financial measures.
We define medical margin as medical services revenue after medical services expense is deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We believe this metric provides insight into the economics of our capitation arrangements as it includes all medical services expense directly associated with our members’ care.
We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) severance and related costs, and (vii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis.
Gross profit is the most directly comparable GAAP measure to medical margin. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.
We believe medical margin and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our operations by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe medical margin and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe medical margin and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate medical margin and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of medical margin and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.
Contacts
Investor Contact
Matthew Gillmor
VP, Investor Relations
investors@agilonhealth.com
Media Contact
Claire Mulhearn
Chief Communications & Public Affairs Officer
media@agilonhealth.com
Source: agilon health